Exhibit 99.2
News Release
	Contacts:	Carl A. Luna, SVP and CFO Copano Energy, L.L.C. 713-621-9547 Jack Lascar / jlascar@drg-l.com Anne Pearson/ apearson@drg-l.com DRG&L/ 713-529-6600

FOR IMMEDIATE RELEASE

COPANO ENERGY TO PRESENT AT THE
2012 NAPTP MLP INVESTOR CONFERENCE

HOUSTON, May 18, 2012 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that Bruce Northcutt, its President and Chief Executive Officer, will speak at the 2012 National Association of Publicly Traded Partnerships 11th Annual Master Limited Partnership Investor Conference, to be held May 23-24, 2012 in Greenwich, Connecticut.
Copano Energy’s presentation will be webcast live on Thursday, May 24, 2012, at 3:30 p.m. Eastern Time (2:30 p.m. Central Time).  To listen to a live audio webcast and view Copano Energy’s presentation materials, visit the Company’s website at www.copano.com under “Investor Relations – Event Calendar.”  A replay will be archived on the website shortly after the presentation concludes.
About Copano Energy, L.L.C.
Copano Energy, L.L.C. (NASDAQ: CPNO) is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana. For more information, please visit www.copano.com.

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